Exhibit 99

Snap-on Announces Second Quarter 2023 Results

Diluted EPS of $4.89 improves 14.5% from Q2 2022;

Operating margin before financial services of 23.3% expands 160 basis points;

Sales of $1,191.3 million up 4.8% from Q2 2022, organic sales up 5.6%

KENOSHA, Wis.--(BUSINESS WIRE)--July 20, 2023--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2023.

  Net sales of $1,191.3 million in the second quarter of 2023 represented an increase of $54.7 million, or 4.8%, from 2022 levels, reflecting a $63.0 million, or 5.6%, organic sales gain, partially offset by $8.3 million of unfavorable foreign currency translation.
  Operating earnings before financial services for the quarter of $277.0 million compared to $246.6 million in 2022. As a percentage of net sales, operating earnings before financial services of 23.3% in the second quarter compared to 21.7% last year, reflecting an improvement of 160 basis points.
  Financial services revenue in the quarter of $93.4 million compared to $86.4 million in 2022; financial services operating earnings of $66.9 million compared to $65.3 million last year.
  Consolidated operating earnings for the quarter of $343.9 million, or 26.8% of revenues (net sales plus financial services revenue), compared to $311.9 million, or 25.5% of revenues, last year.
  The second quarter effective income tax rate was 22.9% in 2023 and 23.8% in 2022.
  Net earnings in the quarter of $264.0 million, or $4.89 per diluted share, compared to net earnings of $231.5 million, or $4.27 per diluted share, a year ago.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.

“Our performance was again encouraging, demonstrating the broad and substantial strength of our enterprise, driving ongoing overall momentum in sales, in profitability, and in earnings, all achieved quarter by quarter in a range of environments,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Today’s results confirm the wide opportunities along our runways for both growth and improvement. While activity may vary from period to period, we believe we are well positioned in our automotive repair operations, by enhancing the van channel and expanding with repair shop owners and managers, and in our activities outside the garage, by consistently extending our businesses serving critical industries. At the same time, we also have extraordinary confidence in our Snap-on Value Creation Processes that have authored continuing improvement and have emphatically reaffirmed that power this quarter, delivering earnings advancements of considerable proportion in each of our operating segments. And, we believe that with this proven and effective approach we will maintain that positive trajectory as we proceed on through the days to come. Finally, I want to thank our franchisees and associates worldwide for their steadfast contributions, for their uninterrupted dedication, and for their deep enthusiasm for our path forward.”

Segment Results

Commercial & Industrial Group segment sales of $364.2 million in the quarter compared to $359.1 million last year, reflecting a $10.7 million, or 3.0%, organic sales gain, partially offset by $5.6 million of unfavorable foreign currency translation. The organic increase is primarily due to gains in activity with customers in critical industries, partially offset by smaller power tool volumes.

Operating earnings of $58.1 million in the period, including $2.7 million of unfavorable foreign currency effects, compared to $51.7 million in 2022. The operating margin (operating earnings as a percentage of segment sales) improved 160 basis points to 16.0% in the quarter from 14.4% last year.

Snap-on Tools Group segment sales of $523.1 million in the quarter compared to $520.6 million last year, reflecting a $5.7 million, or 1.1%, organic sales increase, partially offset by $3.2 million of unfavorable foreign currency translation. The organic gain is due to increased sales in the segment’s international operations and slightly higher sales in the U.S. franchise business.

Operating earnings of $137.7 million in the period, including $3.6 million of unfavorable foreign currency effects, compared to $124.4 million in 2022. The operating margin improved 240 basis points to 26.3% in the quarter from 23.9% a year ago.

Repair Systems & Information Group segment sales of $452.0 million in the quarter compared to $416.8 million last year, reflecting a $35.5 million, or 8.5%, organic sales increase, partially offset by $0.3 million of unfavorable foreign currency translation. The organic gain includes increased sales of undercar equipment, higher activity with OEM dealerships, and higher sales of diagnostic and repair information products to independent repair shop owners and managers.

Operating earnings of $110.4 million in the period, including $0.2 million of favorable foreign currency effects, compared to $95.7 million in 2022. The operating margin improved 140 basis points to 24.4% in the quarter from 23.0% last year.

Financial Services operating earnings of $66.9 million on revenue of $93.4 million in the quarter compared to operating earnings of $65.3 million on revenue of $86.4 million a year ago. Originations of $326.3 million in the second quarter represented an increase of $18.7 million, or 6.1%, from 2022 levels.

Corporate expenses in the second quarter of $29.2 million compared to $25.2 million last year.

Outlook

We believe that our markets and our operations possess and have demonstrated continuing and considerable resilience against the uncertainties of the current environment. In 2023, Snap-on expects to make ongoing progress along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, we project that capital expenditures in 2023 will approximate $100 million, of which $48.8 million was incurred in the first six months of the year.

Snap-on currently anticipates that its full year 2023 effective income tax rate will be in the range of 23% to 24%.

Conference Call and Webcast on July 20, 2023, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 20, 2023, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.

Non-GAAP Measures

References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer, and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans, as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.5 billion in 2022, and is headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED Condensed Consolidated Statements of Earnings (Amounts in millions, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022

Net sales	$1,191.3	$1,136.6	$2,374.3	$2,234.4
Cost of goods sold	(587.6)	(583.1)	(1,181.0)	(1,146.6)
Gross profit	603.7	553.5	1,193.3	1,087.8
Operating expenses	(326.7)	(306.9)	(656.5)	(618.1)
Operating earnings before financial services	277.0	246.6	536.8	469.7

Financial services revenue	93.4	86.4	186.0	174.1
Financial services expenses	(26.5)	(21.1)	(52.8)	(38.4)
Operating earnings from financial services	66.9	65.3	133.2	135.7

Operating earnings	343.9	311.9	670.0	605.4
Interest expense	(12.6)	(11.7)	(25.0)	(23.3)
Other income (expense) – net	16.8	9.3	32.0	17.6
Earnings before income taxes	348.1	309.5	677.0	599.7
Income tax expense	(78.2)	(72.3)	(152.8)	(139.8)
Net earnings	269.9	237.2	524.2	459.9
Net earnings attributable to noncontrolling interests	(5.9)	(5.7)	(11.5)	(11.0)
Net earnings attributable to Snap-on Inc.	$264.0	$231.5	$512.7	$448.9

Net earnings per share attributable to Snap-on Inc.:
Basic	$4.98	$4.34	$9.67	$8.41
Diluted	4.89	4.27	9.49	8.27

Weighted-average shares outstanding:
Basic	53.0	53.3	53.0	53.4
Effect of dilutive securities	1.0	0.9	1.0	0.9
Diluted	54.0	54.2	54.0	54.3

SNAP-ON INCORPORATED Supplemental Segment Information (Amounts in millions) (unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022
Net sales:
Commercial & Industrial Group	$364.2	$359.1	$728.0	$699.2
Snap-on Tools Group	523.1	520.6	1,060.1	1,032.7
Repair Systems & Information Group	452.0	416.8	898.6	815.0
Segment net sales	1,339.3	1,296.5	2,686.7	2,546.9
Intersegment eliminations	(148.0)	(159.9)	(312.4)	(312.5)
Total net sales	1,191.3	1,136.6	2,374.3	2,234.4
Financial Services revenue	93.4	86.4	186.0	174.1
Total revenues	$1,284.7	$1,223.0	$2,560.3	$2,408.5

Operating earnings:
Commercial & Industrial Group	$58.1	$51.7	$113.9	$97.4
Snap-on Tools Group	137.7	124.4	269.4	240.4
Repair Systems & Information Group	110.4	95.7	215.0	187.3
Financial Services	66.9	65.3	133.2	135.7
Segment operating earnings	373.1	337.1	731.5	660.8
Corporate	(29.2)	(25.2)	(61.5)	(55.4)
Operating earnings	343.9	311.9	670.0	605.4
Interest expense	(12.6)	(11.7)	(25.0)	(23.3)
Other income (expense) – net	16.8	9.3	32.0	17.6
Earnings before income taxes	$348.1	$309.5	$677.0	$599.7

SNAP-ON INCORPORATED Condensed Consolidated Balance Sheets (Amounts in millions) (unaudited)

	July 1,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$871.3	$757.2
Trade and other accounts receivable – net	786.8	761.7
Finance receivables – net	595.4	562.2
Contract receivables – net	104.8	109.9
Inventories – net	1,046.1	1,033.1
Prepaid expenses and other assets	129.0	144.8
Total current assets	3,533.4	3,368.9

Property and equipment – net	523.7	512.6
Operating lease right-of-use assets	68.1	61.5
Deferred income tax assets	75.4	70.0
Long-term finance receivables – net	1,232.0	1,170.8
Long-term contract receivables – net	393.1	383.8
Goodwill	1,048.6	1,045.3
Other intangibles – net	269.5	275.6
Pension assets	73.6	70.6
Other assets	13.0	13.7
Total assets	$7,230.4	$6,972.8

Liabilities and Equity
Notes payable	$17.8	$17.2
Accounts payable	274.2	287.0
Accrued benefits	54.3	58.6
Accrued compensation	85.1	98.6
Franchisee deposits	73.7	73.8
Other accrued liabilities	457.2	436.4
Total current liabilities	962.3	971.6

Long-term debt	1,184.2	1,183.8
Deferred income tax liabilities	79.4	82.1
Retiree health care benefits	22.4	23.4
Pension liabilities	65.4	78.6
Operating lease liabilities	50.4	44.7
Other long-term liabilities	87.0	85.1
Total liabilities	2,451.1	2,469.3

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.5	67.4
Additional paid-in capital	521.1	499.9
Retained earnings	6,635.6	6,296.2
Accumulated other comprehensive loss	(510.7)	(528.3)
Treasury stock at cost	(1,956.4)	(1,853.9)
Total shareholders' equity attributable to Snap-on Inc.	4,757.1	4,481.3
Noncontrolling interests	22.2	22.2
Total equity	4,779.3	4,503.5
Total liabilities and equity	$7,230.4	$6,972.8

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Three Months Ended
	July 1,	July 2,
	2023	2022
Operating activities:
Net earnings	$269.9	$237.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17.8	18.2
Amortization of other intangibles	7.0	7.2
Provision for losses on finance receivables	13.7	9.1
Provision for losses on non-finance receivables	3.8	2.9
Stock-based compensation expense	10.2	8.5
Deferred income tax benefit	(9.0)	(9.4)
Gain on sales of assets	(0.1)	(0.2)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(7.8)	(20.6)
Contract receivables	(3.1)	0.7
Inventories	(0.2)	(61.7)
Prepaid expenses and other assets	12.5	(25.3)
Accounts payable	(7.8)	18.0
Accruals and other liabilities	(36.6)	(43.8)
Net cash provided by operating activities	270.3	140.8

Investing activities:
Additions to finance receivables	(279.2)	(264.1)
Collections of finance receivables	210.6	210.6
Capital expenditures	(25.8)	(21.3)
Acquisitions of businesses, net of cash acquired	—	0.5
Disposals of property and equipment	0.5	0.4
Other	(0.7)	0.1
Net cash used by investing activities	(94.6)	(73.8)

Financing activities:
Net increase (decrease) in other short-term borrowings	(0.5)	0.5
Cash dividends paid	(85.9)	(75.7)
Purchases of treasury stock	(94.8)	(53.8)
Proceeds from stock purchase and option plans	51.8	23.4
Other	(7.1)	(6.6)
Net cash used by financing activities	(136.5)	(112.2)

Effect of exchange rate changes on cash and cash equivalents	(1.7)	(3.0)
Increase (decrease) in cash and cash equivalents	37.5	(48.2)

Cash and cash equivalents at beginning of period	833.8	861.1
Cash and cash equivalents at end of period	$871.3	$812.9

Supplemental cash flow disclosures:
Cash paid for interest	$(8.7)	$(8.6)
Net cash paid for income taxes	(134.4)	(111.2)

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Six Months Ended
	July 1,	July 2,
	2023	2022
Operating activities:
Net earnings	$524.2	$459.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	35.8	36.7
Amortization of other intangibles	13.9	14.4
Provision for losses on finance receivables	27.9	15.4
Provision for losses on non-finance receivables	8.8	6.7
Stock-based compensation expense	20.4	17.5
Deferred income tax benefit	(9.2)	(7.1)
Gain on sales of assets	(0.3)	(2.9)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(30.7)	(73.7)
Contract receivables	(2.9)	10.4
Inventories	(13.4)	(123.4)
Prepaid expenses and other assets	14.2	(23.4)
Accounts payable	(8.3)	42.1
Accruals and other liabilities	(8.5)	(37.9)
Net cash provided by operating activities	571.9	334.7

Investing activities:
Additions to finance receivables	(536.3)	(469.6)
Collections of finance receivables	418.1	426.2
Capital expenditures	(48.8)	(41.5)
Acquisitions of businesses, net of cash acquired	—	0.5
Disposals of property and equipment	1.0	4.2
Other	(1.5)	(0.2)
Net cash used by investing activities	(167.5)	(80.4)

Financing activities:
Net increase in other short-term borrowings	0.3	2.8
Cash dividends paid	(172.0)	(151.4)
Purchases of treasury stock	(182.0)	(82.6)
Proceeds from stock purchase and option plans	84.6	29.2
Other	(19.5)	(16.5)
Net cash used by financing activities	(288.6)	(218.5)

Effect of exchange rate changes on cash and cash equivalents	(1.7)	(2.9)
Increase in cash and cash equivalents	114.1	32.9

Cash and cash equivalents at beginning of year	757.2	780.0
Cash and cash equivalents at end of period	$871.3	$812.9

Supplemental cash flow disclosures:
Cash paid for interest	$(22.3)	$(22.4)
Net cash paid for income taxes	(147.7)	(129.2)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and Financial Services businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022

Net sales	$1,191.3	$1,136.6	$—	$—
Cost of goods sold	(587.6)	(583.1)	—	—
Gross profit	603.7	553.5	—	—
Operating expenses	(326.7)	(306.9)	—	—
Operating earnings before financial services	277.0	246.6	—	—

Financial services revenue	—	—	93.4	86.4
Financial services expenses	—	—	(26.5)	(21.1)
Operating earnings from financial services	—	—	66.9	65.3

Operating earnings	277.0	246.6	66.9	65.3
Interest expense	(12.6)	(11.7)	—	—
Intersegment interest income (expense) – net	16.1	14.9	(16.1)	(14.9)
Other income (expense) – net	16.7	9.2	0.1	0.1
Earnings before income taxes and equity earnings	297.2	259.0	50.9	50.5
Income tax expense	(65.0)	(59.3)	(13.2)	(13.0)
Earnings before equity earnings	232.2	199.7	37.7	37.5
Financial services – net earnings attributable to Snap-on	37.7	37.5	—	—
Net earnings	269.9	237.2	37.7	37.5
Net earnings attributable to noncontrolling interests	(5.9)	(5.7)	—	—
Net earnings attributable to Snap-on	$264.0	$231.5	$37.7	$37.5

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022

Net sales	$2,374.3	$2,234.4	$—	$—
Cost of goods sold	(1,181.0)	(1,146.6)	—	—
Gross profit	1,193.3	1,087.8	—	—
Operating expenses	(656.5)	(618.1)	—	—
Operating earnings before financial services	536.8	469.7	—	—

Financial services revenue	—	—	186.0	174.1
Financial services expenses	—	—	(52.8)	(38.4)
Operating earnings from financial services	—	—	133.2	135.7

Operating earnings	536.8	469.7	133.2	135.7
Interest expense	(25.0)	(23.3)	—	—
Intersegment interest income (expense) – net	31.8	29.8	(31.8)	(29.8)
Other income (expense) – net	31.9	17.5	0.1	0.1
Earnings before income taxes and equity earnings	575.5	493.7	101.5	106.0
Income tax expense	(126.5)	(112.5)	(26.3)	(27.3)
Earnings before equity earnings	449.0	381.2	75.2	78.7
Financial services – net earnings attributable to Snap-on	75.2	78.7	—	—
Net earnings	524.2	459.9	75.2	78.7
Net earnings attributable to noncontrolling interests	(11.5)	(11.0)	—	—
Net earnings attributable to Snap-on	$512.7	$448.9	$75.2	$78.7

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets (Amounts in millions) (unaudited)

	Operations*		Financial Services
	July 1,	December 31,	July 1,	December 31,
	2023	2022	2023	2022
Assets
Cash and cash equivalents	$871.1	$757.1	$0.2	$0.1
Intersegment receivables	16.8	13.4	—	—
Trade and other accounts receivable – net	785.8	761.1	1.0	0.6
Finance receivables – net	—	—	595.4	562.2
Contract receivables – net	5.9	5.9	98.9	104.0
Inventories – net	1,046.1	1,033.1	—	—
Prepaid expenses and other assets	134.0	149.2	6.3	5.8
Total current assets	2,859.7	2,719.8	701.8	672.7

Property and equipment – net	520.9	510.7	2.8	1.9
Operating lease right-of-use assets	66.9	60.1	1.2	1.4
Investment in Financial Services	379.8	363.9	—	—
Deferred income tax assets	51.7	48.4	23.7	21.6
Intersegment long-term notes receivable	714.7	635.9	—	—
Long-term finance receivables – net	—	—	1,232.0	1,170.8
Long-term contract receivables – net	9.0	9.6	384.1	374.2
Goodwill	1,048.6	1,045.3	—	—
Other intangibles – net	269.5	275.6	—	—
Pension assets	73.6	70.6	—	—
Other assets	27.9	27.1	0.1	0.1
Total assets	$6,022.3	$5,767.0	$2,345.7	$2,242.7

Liabilities and Equity
Notes payable	$17.8	$17.2	$—	$—
Accounts payable	273.1	285.8	1.1	1.2
Intersegment payables	—	—	16.8	13.4
Accrued benefits	54.2	58.6	0.1	—
Accrued compensation	83.0	95.6	2.1	3.0
Franchisee deposits	73.7	73.8	—	—
Other accrued liabilities	438.5	420.8	29.9	25.8
Total current liabilities	940.3	951.8	50.0	43.4

Long-term debt and intersegment long-term debt	—	—	1,898.9	1,819.7
Deferred income tax liabilities	79.4	82.1	—	—
Retiree health care benefits	22.4	23.4	—	—
Pension liabilities	65.4	78.6	—	—
Operating lease liabilities	49.5	43.6	0.9	1.1
Other long-term liabilities	86.0	84.0	16.1	14.6
Total liabilities	1,243.0	1,263.5	1,965.9	1,878.8

Total shareholders' equity attributable to Snap-on	4,757.1	4,481.3	379.8	363.9
Noncontrolling interests	22.2	22.2	—	—
Total equity	4,779.3	4,503.5	379.8	363.9
Total liabilities and equity	$6,022.3	$5,767.0	$2,345.7	$2,242.7

* Snap-on with Financial Services presented on the equity method.

Contacts

Investors:
Sara Verbsky
262/656-4869

Media:
Samuel Bottum
262/656-5793